UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2011

LE@P TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5667	65-0769296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 N. Dixie Highway, Suite 411 Ft. Lauderdale, FL	33334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 771-1772

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Le@P Technology, Inc. (the “Company”) held its annual meeting of stockholders on June 24, 2011 (the “2011 Meeting”).  The Company solicited proxies for the 2011 Meeting pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation opposing the Company’s.

The Company’s Board of Directors nominated Jerome Fields, M.D. and Mary E. Thomas as Class A Directors and Timothy C. Lincoln as a Class B Director for election to the Board of Directors.

All of the nominees for director presented at the 2011 Meeting were elected to office:  Both of the nominees for Class A Directors presented at the 2011 Meeting were elected to office by the holders of shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and the nominee for Class B Director presented at the 2011 Meeting was elected to office by the holders of shares of the Company’s Class B Common Stock, par value $0.01 per share (“Class B Common Stock”).  The final voting results are as follows:

Class A Directors

		For	Against	Withheld	Abstentions	Broker Non-Votes
Jerome Fields, M.D.	Class A Director	60,057,315	-0-	500	827,070	84,974
Mary Thomas	Class A Director	60,015,640	-0-	42,225	827,070	84,974

Class B Director

		For	Against	Withheld	Abstentions	Broker Non-Votes
Timothy Lincoln	Class B Director	25,000	-0-	-0-	-0-	-0-

The Company’s Board of Directors selected Cherry, Bekaert & Holland, L.L.P. (“Cherry”) to serve as the Company’s independent auditors to audit the Company’s financial statements for the year ending December 31, 2011.  Cherry was ratified to serve as the Company’s independent auditors to audit the Company’s financial statements for the year ending December 31, 2011 by the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock, voting together as a single class.  The final voting results are as follows:

For	Against	Withheld	Abstentions	Broker Non-Votes
60,883,640	1,170	-0-	115	84,974

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

Date: July 25, 2011	By:	/s/ Timothy Lincoln
	Name:	Timothy C. Lincoln
	Title:	Acting Principal Executive Officer

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